UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2025

TON STRATEGY COMPANY

(Exact name of registrant as specified in charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3024 Sierra Juniper Ct Las Vegas, Nevada	89138
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 250-2300

VERB TECHNOLOGY COMPANY, INC.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	TONX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On September 3, 2025, TON Strategy Company (the “Company”) issued a press release disclosing the adoption of the 2025 Repurchase Program discussed below in Item 8.01, a copy of which is furnished hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01 in its entirety.

Item 8.01.	Other Events.

On September 3, 2025, the Board of Directors of the Company (the “Board”) approved a stock repurchase program (the “2025 Repurchase Program”) to provide for the repurchase of up to $250.0 million of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), from time to time. Under the 2025 Repurchase Program, the Company is authorized to repurchase shares of Common Stock through open market purchases, privately negotiated transactions, or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The 2025 Repurchase Program does not obligate the Company to repurchase any minimum number of shares of Common Stock and the specific timing and amount of repurchases will vary based on available capital resources and other financial and operational performance metrics, market conditions, share price, regulatory limitations and other factors. The Company may suspend or discontinue the 2025 Repurchase Program, or increase or decrease the amount of shares authorized to be repurchased thereunder, at any time.

Disclosure Channels to Disseminate Information

Company investors and others should note that the Company announces material information to the public about the Company, its strategy and other items through a variety of means, including on the Company website (https://www.tonstrat.com/), the investor relations and email alerts subscription sections thereof, its filings with the Securities and Exchange Commission (the “SEC”), press releases, public conference calls, webcasts, and its various social media accounts in order to achieve broad, non-exclusionary distribution of information to the public. The Company encourages its investors and others to review the information it makes public in the locations below as such information could be deemed to be material information.

The Company posts information about the Company (which may or may not be material) via the following social media accounts: the Company’s Telegram handle (@tonstrat) and its X.com handle (@tonstrat). Mr. Stotz posts information about the Company (which may or may not be material) through his social media accounts, including his X.com handle (@ManuelStotz). The social media channels used by the Company and Mr. Stotz may be updated by the Company and Mr. Stotz, respectively, from time to time.

Although the Company does not intend for its social media accounts to be its primary method of disclosure for material information, it is possible that certain information the Company posts on its social media accounts may be deemed material to investors. Therefore, the Company is notifying investors, the media and other interested parties that it uses the aforementioned social media accounts, together with its investor relations website, traditional press releases, and filings with the SEC, to publish important information about the Company, including information that may be deemed material to investors. The Company encourages investors, the media and other interested parties to review the information it posts on its aforementioned investor relations website and social media channels, in addition to information announced by the Company through its filings with the SEC, press releases, webcasts and other presentations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated September 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TON Strategy Company

By:	/s/ Sarah Olsen
Name	Sarah Olsen
Chief Financial Officer and Chief Operating Officer

Date: September 3, 2025